SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

                        February 8, 2000
               (Date of earliest event reported)

                      KINDER MORGAN, INC.
     (Exact name of registrant as specified in its charter)




      Kansas                1-6446              48-0290000
(State or other          (Commission         (I.R.S. Employer
jurisdiction              File Number)       Identification No.)
of incorporation)



                   1301 McKinney, Suite 3400
                      Houston, Texas 77010
  (Address of principal executive offices, including zip code)


                          713-844-9500
      (Registrant's telephone number, including area code)

Item 5.   Other Events.

     Kinder Morgan, Inc., a Kansas corporation (the "Company"), and certain of its subsidiaries, have entered into a definitive agreement dated as of February 8, 2000 (the "Agreement") with ONEOK, Inc., an Oklahoma corporation ("ONEOK"). The Agreement provides for the sale to ONEOK of (i) all of the Company's natural gas gathering and processing business in Oklahoma, Kansas and West Texas, (ii) the Company's marketing and trading business, and (iii) certain of the Company's storage and transmission pipelines in the mid-continent region.

     ONEOK will (i) pay approximately $114 million plus an amount equal to net working capital at closing, (ii) assume the operating lease associated with the Bushton, Kansas gas processing plant and (iii) assume long-term capacity commitments on Natural Gas Pipeline Company of America and on Kinder Morgan Interstate Gas Transmission LLC (formerly KN Interstate Gas Transmission Co.).

     On February 8, 2000, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          The following materials are filed as exhibits to this Current Report on Form 8-K.

     Exhibit
     Number              Description

     99.1                Press Release dated February 8, 2000.

     99.2 Stock and Asset Purchase Agreement dated February 8, 2000 by and among Kinder Morgan, Inc., Midcon Gas Services Corp., KN Gas Gathering, Inc., KN Services, Inc. and ONEOK, Inc.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Kinder Morgan, Inc.



                              By:/s/   Joseph Listengart
                                 ---------------------------
                                 Joseph Listengart
                                 Vice President, General
                                 Counsel and Secretary

Date:  February 23, 2000

                         EXHIBIT INDEX

     Exhibit
     Number              Description

     99.1                Press Release dated February 8, 2000.

     99.2 Stock and Asset Purchase Agreement dated February 8, 2000 by and among Kinder Morgan, Inc., Midcon Gas Services Corp., KN Gas Gathering, Inc., KN Services, Inc. and ONEOK, Inc.